CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated December 4 1998, on the financial statements of Edgar Lomax Value Fund series of Advisors Series Trust referred to therein, in this Post-Effective Amendment to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional
Information under the caption "General Information."


McGladrey & Pullen, LLP




New York, New York
December 29, 1998